MERRIMAC INDUSTRIES, INC.
                          STOCK PURCHASE PLAN COMMITTEE


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                        Action Taken by Unanimous Written
                    Consent of Stock Purchase Plan Committee
                               in Lieu of Meeting

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     The  undersigned,  constituting  all the members of the Stock Purchase Plan
Committee  of  Merrimac   Industries,   Inc.,  a  New  Jersey  corporation  (the
"Company"), in accordance with Section 14A:6-7.1(5) of the New Jersey Business Corporation Act, do hereby consent in writing to the taking of the actions embodied in the following resolutions, which are hereby adopted as the resolutions of the Stock Purchase Plan Committee of the Company, and do further hereby direct the Secretary of the Company to file this Written Consent with the minutes of proceedings of the Stock Purchase Plan Committee.

     RESOLVED, that upon the payment of the stock dividend (the "Stock Dividend") of the number of shares of Common Stock, par value $.50 per share (the "Common Stock"), of Merrimac Industries, Inc. (the "Company") equal to 10% of the total number of shares of Common Stock outstanding on May 15, 1998 as declared by the Board of Directors on May 4, 1998, (i) the number of shares of Common Stock available for sale pursuant to each agreement (an "Agreement") under the Company's 1995 Stock Purchase Plan (the "1995 Plan") shall be adjusted by multiplying the number of shares of Common Stock available for sale pursuant to each such Agreement immediately prior to the payment of the Stock Dividend by
1.1 and (ii) the fair market value of a share of Common Stock as determined by the Stock Purchase Plan Committee on the date the offer to enter into such Agreement was made shall be adjusted by dividing such price per share under such Agreement immediately prior to the payment of the Stock Dividend by 1.1; and further

     RESOLVED, that upon payment of the Stock Dividend, the remaining aggregate number of shares of Common Stock that may be sold under the 1995 Plan be and it is hereby adjusted to 199,081 and the total number of shares of Common Stock that may be sold under the 1995 Plan (including shares sold prior to the date of the Stock Dividend) shall not exceed 218,098 shares; and further

     RESOLVED, that the officers of the Company be, and each of them is hereby, authorized, in the name and on behalf of the Company, to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, applications, instruments, notices and other papers, and to do or cause to be done all such acts or things, in the name and on behalf of the Company and under its corporate seal or otherwise, as they may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of June 3, 1998.


                                               /s/   Albert H. Cohen
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                                                     Albert H. Cohen


                                               /s/   Arthur A. Oliner
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                                                     Arthur A. Oliner